UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

Healthier Choices Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 13, 2017, Healthier Choices Management Corp.’s (the “Company”) Audit Committee dismissed Morrison, Brown, Argiz & Farra, LLC (“MBAF”) as the Company’s independent registered public accounting firm. On April 19, 2017, the Company’s Audit Committee engaged Marcum LLP (“Marcum”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2017.

MBAF’s reports on the Company’s consolidated balance sheets as of December 31, 2016 and the related consolidated statements of operations, stockholders’ equity and cash flows of the Company for the years then ended did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s past two fiscal years and the interim period through April 13, 2017 (the date of dismissal), (i) the Company had no disagreements with MBAF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MBAF’s satisfaction, would have caused MBAF to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided MBAF with a copy of the disclosures with respect to MBAF set forth herein in response to Item 304(a) of Regulation S-K prior to filing this Current Report on Form 8-K with the Securities and Exchange Commission, and requested that MBAF furnish it with a letter addressed to the Commission stating whether it agrees with such disclosures and, if not, stating the respects in which it does not agree. MBAF did not respond to the Company’s request for a letter stating it agrees or disagrees with the statements pertaining to it in this Item 4.01 of this Form 8-K. Since the Company did not receive a response from MBAF, the Company has filed this Form 8-K without the letter from the former accountants as an exhibit. When, and if, such a letter is received, the Company will file it with an amendment to this Form 8-K.

Marcum previously served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2011 through December 31, 2015. Other than with respect to the audited opinions for those periods and acquisitions occurring during those periods, during the Company’s past two fiscal years and the interim period through April 19, 2017, the Company has not consulted with Marcum regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: April 19, 2017	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer